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EXHIBIT 4.13
                             SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT, dated effective as of July 3, 1996, by and between REPUBLIC ACCEPTANCE CORPORATION a Minnesota corporation with offices at 2338 Central Avenue N.E. Minneapolis, Minnesota (the "Senior Lender"), U.B.F.C., INC a Delaware corporation (the "Subordinated Lender"), and THE O'BOISIE CORPORATION, an Illinois corporation with offices at 1111 West 22nd Street, Suite 640, Oakbrook, Illinois (the "Company").

     A. The Company and the Senior Lender have entered into a Credit Agreement dated as of July 3, 1996 (as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, the "Credit Agreement").

     B. Pursuant to the terms of the Credit Agreement, the Lender has agreed to extend credit accommodations to the Company (the principal and interest due with regard to those credit accommodations as in effect on the date of the Subordination Agreement, being the "Senior Debt").

     C. The Senior Debt is secured by a Security Agreement dated July 3, 1996, pursuant to which the Company granted to the Senior Lender a security interest in and to all personal property of the Company.

     D. The Company is obligated and indebted to the Subordinated Lender, INTER ALIA, for credit extended by the Subordinated Lender to the Company pursuant to a Promissory Note in the principal amount of $8,000,000.00 dated January 25, 1996 and as further evidenced by the Amended and Restated Subordinated Promissory Note dated as of July 3, 1996 (the "Subordinated Debt").

     E. The Subordinated Debt is secured by a security interest in and to certain personal property of the Company.

     F. It is a condition precedent to the obligation of the Senior Lender to extend credit accommodations to the Company pursuant to the Credit Agreement that the Subordinated Lender and the Company execute and deliver this Subordination Agreement to the Senior Lender.

     G. The Subordinated Lender and the Company each find it advantageous, desirable and in their respective best interests to comply with the requirement that it execute and deliver this Subordination Agreement to the Senior Lender.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Senior Lender, Subordinated Lender and the Company agree as follows:

     1.   SUBORDINATION OF DEBT.

          (a) The Subordinated Lender and the Company covenant and agree that the obligations of the Company with respect to any payment of principal, interest or other amounts payable with respect to the Subordinated Debt are and shall be subordinate, to the extent and in the manner hereinafter set forth, for right of payment and subject to the prior payment or provision for payment in full of all principal, interest or other amounts payable with respect to the Senior Debt, and all amendments, renewals, extensions and refundings of the Senior Debt; provided however that as long as none of the events described in Section 1(b) or 1(c) have occurred, the Subordinated Lender shall be entitled to receive and


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retain all regularly scheduled payments of principal of an interest on the
Subordinated Debt (but the Subordinated Lender shall not accept, nor shall the company make any prepayment on the Subordinated Debt, nor accelerate the payment schedule under the Subordinated Debt, without the prior written consent of the Senior Lender). It is a condition precedent to the effectiveness of this Agreement that the Subordinated Lender receive the sum of $4,000,000.00, from the Company in accordance with agreements between the Company and Subordinated Lender of event dater hereof.

          (b) Upon the maturity of the Senior Debt be demand for payment of the Senior Debt, termination of the Credit Agreement or otherwise, all principal thereof interest due thereon shall first be paid in full, or such payment duly provided for in cash or a manner satisfactory to the holder of the Senior Debt, before any payment is made on account of the principal of or interest on the Subordinated Debt.

          (c) Upon the happening of an event of default with respect to the Senior Debt, as such event of default is defined in the Credit Agreement, permitting the holder of the Senior Debt to accelerate maturity thereof, then, until (1) such event of default shall have been cured or waived or shall have ceased to exist, or (2) 180 days shall have passed since the date of the event of default shall be made to the Subordinated Lender with respect to the principal of or interest on the Subordinated Debt.

          (d) In the event that, contrary to the provisions of Sections 1(b) or 1(c) hereof, any payment or distribution of assets of the Company of any character, whether in cash, securities or other property, is received by the Subordinated Lender before the Senior Debt is paid in full, such payment or distribution will be held in trust for the benefit of, and will be paid over or delivered to, the holder of the Senior Debt (or its duly authorized representative) until Senior Debt has been paid in full, after giving effect to the concurrent payment or distribution (or provision therefor) to the holder of the Senior Debt. Under no circumstances, however, shall the Subordinated Lender be obligated to turn over any scheduled principal or interest payment on the Subordinated Debt that is received by the Subordinated Lender as permitted by Section 1(a) and prior to the occurrence of the earliest event specified in Sections 1(b) or 1(c) to occur.

          (e) Subject to the payment in full of the Senior Debt, the Subordinated Lender shall be subrogated to the rights of the holder of the Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full. For the purposes of that subrogation, no payments or distributions to the holder of the Senior Debt which, except for the provisions of the this subordination agreement would be payable or distributable to the Subordinated Lender, shall, as between the Company, its creditors other than the holder of the Senior Debt, and the Subordinated Lender be deemed payments to the holder of, or on account of the Senior Debt, is being understood that the provisions of this
Section 1 are and are intended solely for the purpose of defining the relative rights of the Subordinated Lender, on the one hand, and the holder of the Senior Debt, on the other hand.

          (f) No right of any present or future holder of the Senior Debt to enforce subordination as provided in this Section 1 will at any time in any way be prejudiced or impaired by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Subordination Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

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     2.   SUBORDINATION OF SECURITY INTEREST.

          (a) The Company and the Subordinated Lender hereby agree that, regardless of any priority otherwise available to the Subordinated Lender by law or by agreement, any security interest which the Subordinated lender may now hold or may now or at any time hereafter acquire in any or all of the assets of the Company (the "Collateral"), together with all proceeds thereof, is, shall be and shall remain fully subordinate for all purposes to the security interest of the Senior Lender in the Collateral, which relates to the Senior Debt, until all of the Senior Debt has been paid in full and the Credit Agreement has been terminated.

          (b) The Subordinated Lender will not exercise any collection rights with respect to the Collateral, will not take possession of, sell or dispose of, or otherwise deal with, the Collateral, and will not exercise or enforce any right or remedy which be available to the Subordinated Lender with respect to the Collateral upon default, without the prior written consent of the Senior Lender.

          (c) The Senior Lender may exercise collection rights, may take possession of, sell or dispose of, and otherwise deal with, the Collateral, and may exercise and enforce any right or remedy available prior to or after the occurrence of an event described in Sections 1(b) or 1(c), all without notice to or consent by anyone. The Senior Lender may apply the proceeds of the Collateral to any indebtedness secured by the Senior Lender's above-described security interest, in any order of application until all of the Senior Debt has been paid in full and the Credit Agreement has been terminated.

          (d) In the event that the Company determines to sell Collateral and the Senior Lender consents thereto, the Subordinated Lender shall execute and deliver unconditional releases of its security interests in the Collateral to be sold if requested by the Company in return for confirmation that the Subordinated Lender will retain its security interest of equal priority to any security interest in any of the Collateral which it consents to be released and the Company and Senior Lender will hold such proceeds for the benefit of the Subordinated Lender.

          (e) Neither the Subordinated Lender nor the Senior Lender (i) makes any representation or warranty concerning the Collateral or the validity, perfection or (except as to the subordination accomplished hereby) priority of any security interest therein, or (ii) shall have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any of the Collateral.

     3.   BANKRUPTCY ISSUES.

          (a) In the event of any insolvency, bankruptcy or similar proceeding relating to the Company or its property, any voluntary liquidation, dissolution or other winding up of the Company, or any assignment for the benefit of its creditors or any other marshalling of its assets, the Senior Debt shall first be paid in full before any payment or distribution is made on account of the Subordinated Debt, and to that end the holder of the Senior Debt shall be entitled to receive for application and payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of the Subordinated Debt, including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any indebtedness which is subordinate and junior in right of payment to the Subordinated Debt, except securities which are subordinate in right of payment to the payment of the Senior Debt. In order to enable


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the Senior Lender to enforce the foregoing rights in any bankruptcy, insolvency or similar action or proceedings, the Senior Lender is hereby irrevocably authorized an empowered in its discretion to make and present for or on behalf of the Subordinated Lender such proof of claims or claims against the Company on account of the Subordinated Debt as the Senior Lender may deem expedient and proper, and to vote such claims in any such proceedings and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Debt. The Subordinated Lender further agrees to execute such instruments as may be required by the Senior Lender to enable the Senior Lender to enforce any and all such claims and collect any and all dividends or other payments or disbursements which may be made on account of the Subordinated Debt including any documents of assignment which are necessary to allow the Senior Lender to enforce its claims with respect to the Senior Debt.

          (b) If Company becomes the subject of proceedings under the Bankruptcy Code and if the Senior Lender desires to permit the use of cash collateral or to provide financing to Company under either Section 363 or
Section 364 of Title 11 of the United States Code (the "Bankruptcy Code") the Subordinated Lender agrees that adequate notice of such financing to the Subordinated Lender shall have been provided if the undersigned receives notice two (2) Business Days prior to the entry of any order approving such cash collateral usage or financing. Notice of proposed financing or use of cash collateral shall be deemed given upon the sending of such notice by telegraph, telecopy or hand delivery to the undersigned at the address indicated on the signature page hereof. All allocations of payments between the Senior Lender and the Subordinated Lender shall continue to be made after the filing of petition under the Bankruptcy Code on the same basis that the payments were to be allocated prior to the date of such filing. To the extent that the Senior Lender receives payments on, or proceeds of any collateral for, the Senior Debt which are subsequently avoided, invalidated, declared to be fraudulent or preferential, set aside and/or required to be prepaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lender.

     4. INSTRUMENT LEGEND. Any agreement or instrument evidencing the Subordinated Debt and/or the security interest held by the Subordinated Lender, or any portion thereof, which has been or is hereafter executed by the Company will, on the date hereof or the date of execution, be inscribed with a legend conspicuously indicating that payment thereof or the security interest held by the Subordinated Lender, as the case may be, is subordinated to the claims or the security interests of the Senior Lender pursuant to the terms of this Agreement. A copy of any such agreement or instrument will be delivered to the Senior Lender within five (5) Business Days after the date hereof or the date of its execution.

     5. TRANSFER OF THE SUBORDINATED DEBT. The Subordinated Lender warrants and represents that it has not previously assigned any interest in the Subordinated Debt, and that no other party owns an interest in the Subordinated Debt. The Subordinated Lender further covenants and agrees that it will not assign or transfer the Subordinated Debt or its security interest in the Collateral to any other person without the prior written consent of the Senior Lender. Such consent will be conditioned solely upon satisfactory proof that any purchase or transferee, or successor to, the Subordinated Debt or any security interest of the Subordinated Lender in any or all of the Collateral has been given detailed written notice of the subordination accomplished hereby, prior to the time of purchase, transfer or succession, and agrees to be bound by the same on terms satisfactory to the Senior Lender.

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     6.   RIGHTS UNIMPAIRED.  Nothing contained in this Agreement is intended to or shall impair, as between the Company, its creditors other than the holder of the Senior Debt, and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay to the Subordinated Lender the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Subordinated Lender and creditors of the Company other than the holder of the Senior debt, nor shall anything herein prevent the Subordinated Lender from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Debt (other than the right to foreclose on the Collateral which right will be limited only in so far as is provided by the provisions of Section 2 of this Agreement), subject to the rights, if any, under this Agreement of the holder of the Senior debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     7. TERMINATION OF AGREEMENT AND RETENTION OF COLLATERAL. Upon irrevocable payment in full of the Senior Debt, this Agreement shall terminate, provided that if any payment received by the Senior Lender and applied to the Senior Debt is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Senior Debt to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such Senior Debt as fully as if such application had never been made. References in this Agreement to amount "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason. Subject to the foregoing, upon payment in full of the Senior Debt and termination of all obligations under the Credit Agreement the Senior Lender as promptly as possible, deliver to the Subordinated Lender all Collateral, any certificates or instruments representing or evidencing the Collateral and any proceeds thereto then held or thereafter received by it, unless such actions are prohibited by law, and shall terminate or assign all outstanding financing statement with respect to the Senior Debt. Senior Lender will hold all proceeds of collateral for the Subordinated Lender after payment in full of the Senior Debt and termination of the Credit Agreement and will promptly notify the Subordinated Lender of such payment.

     8. INFORMATION CONCERNING FINANCIAL CONDITION OF COMPANY. The Subordinated Lender warrants and agrees that it is the responsibility of the Subordinated Lender to keep informed of the financial condition of the Company, any and all endorsers and any and all guarantors of the Subordinated Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal. The Subordinated Lender hereby agrees that the Senior Lender shall have no duty to advise the Subordinated Lender of information know to the Senior Lender regarding such condition or any such circumstances. In the event the Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Subordinated Lender, the Senior Lender shall be under no obligation to (i) provide any such information to the undersigned on any subsequent occasion, (ii) undertake any investigation not a part of its regular business routine, or
(iii) disclosure any information which, pursuant to its usual practices, the Senior Lender wishes to maintain confidential. The undersigned hereby agrees that all payments received by the Senior Lender may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, as the Senior Lender, in its sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Debt and to the addition or release of any Person primarily or secondarily liable therefor.

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     9.   WAIVER OF JURY TRIAL; JURISDICTION.  (a) THE SUBORDINATED LENDER BY
THE EXECUTION AND DELIVERY HEREOF, AND THE SENIOR LENDER BY ITS ACCEPTANCE HEREOF, HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          (b) THE SUBORDINATED LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MINNESOTA STATE OR FEDERAL COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE SUBORDINATED DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THE SUBORDINATED LENDER MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     10. MISCELLANEOUS. This Agreement is made under the laws of the State of Minnesota. It cannot be waived or changed, except by a writing signed by the party to be bound thereby. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute part of this Agreement. All notice and other communications required or permitted under this Agreement shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, to the parties at the addresses appearing under their signatures, or such other address as any party may specify by written notice to the other parties. All such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered upon receipt or, if sent by mail as provided above, upon the earlier of receipt or the fifth (5th) day following the date of deposit in the United States Mail. This Agreement may be executed in counterparts all of which shall be deemed one agreement.

     IN WITNESS WHEREOF, the Company, the Subordinated Lender and the Senior Lender have caused this Agreement to be signed on the date first dated above.

                                   THE O'BOISIE CORPORATION

                                   By:  /s/ Donald F. Schumacher
                                      -------------------------------
                                   Its: Chairman and CEO
                                   Address:  1111 West 22nd Street
                                             Oak Brook, Illinois


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                                   U.B.F.C., INC.

                                   By:  /s/
                                        -----------------------------
                                   Its: President
                                   Address:  c/o Rogers & Wells
                                             200 Park Avenue
                                             New York, NY  10166

                                   REPUBLIC ACCEPTANCE CORPORATION

                                   By:  /s/
                                       -------------------------------
                                   Its: Account Executive
                                   Address:  2338 Central Avenue N.E.
                                             Minneapolis, Minnesota 55418


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